Exhibit 10.1

2309 S. Macdill Avenue
Tampa, FL 33629
Tel: 813-769-5600
Fax: 813-769-5601
Sender’s Email: rrocke@rmslegal.com
Direct Dial: 813-769-5610

February 22, 2008

VIA FACSIMILE AND U.S. MAIL

Samuel S. Duffy, Esq.

General Counsel

Accentia Biopharmeaceuticals, Inc.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

Re:	Biovest International, Inc.

Dear Sam:

As we have discussed, we are willing to accept payment as outlined below for satisfaction in full of the outstanding invoices listed on the attached account statements, aggregating outstanding charges of $27,260.00.

*	$14,821.00 to be paid in cash. $8,000 to be paid in March 2008 and the balance to be paid in April 2008;

*

The balance of the invoice equal to $ 12,439.00 to be paid through the issuance of 11,309 shares of common stock in Biovest (based on a market value of $1.10) (the “Shares”) issued in the noted increments to Robert Rocke (3,769), Robert McLean (3,769) and Jonathan Sbar (3,769).

*

In the event that the Shares remain restricted for any reason following the conclusion of the non-affiliate 6 month holding period under Rule 144, Biovest agrees to keep its 1934 Act reporting current and take any other necessary steps to facilitate the sale of the Shares under Rule 144, as revised.

If this conforms with your understanding, please proceed to issue the Shares as soon as possible. Should you have any questions, please do not hesitate to contact me.

Sincerely,

Robert L. Rocke

RLR/vw

cc:	Robert D. McLean, Esq.
Jonathan B. Sbar, Esq.